Exhibit 10.16

RSU GRANT NOTICE AND AGREEMENT

Claire’s Holdings LLC (the “Company”), pursuant to its 2018 Management Equity Incentive Plan (as may be amended, restated or otherwise modified from time to time, the “Plan”), hereby grants to Holder the number of RSUs based on Common Units and Preferred Units set forth below, subject to adjustment or conversion as provided in the Plan (collectively, the “RSUs”). The RSUs are subject to all of the terms and conditions set forth in this RSU Grant Notice and Agreement (this “Award Agreement”), as well as all of the terms and conditions of the Plan, all of which are incorporated herein in their entirety. To the extent that any provisions herein (or portion thereof) conflicts with any provision of the Plan, the Award Agreement shall prevail and control. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

Holder:	[●]

Date of Grant:	[●]

Vesting Commencement Date:	[●]

Number of Service-Based RSUs:	[●] in total, with [●] with respect to Common Units (“Service-Based Common RSUs”) and [●] with respect to Preferred Units (“Service-Based Preferred RSUs”, and collectively with Service-Based Common RSUs, “Service-Based RSUs”).

Number of Performance-Based RSUs (at Target):	[●] in total, with [●] with respect to Common Units (“Performance-Based Common RSUs”) and [•] with respect to Preferred Units (“Performance-Based Preferred RSUs”, and collectively with Performance-Based Common RSUs, “Performance-Based RSUs”).

Vesting Schedule:

Service-Based RSUs:	Provided that Holder has not undergone a Termination prior to the applicable vesting date, (i) fifty percent (50%) of the Service-Based Common RSUs and the Service-Based Preferred RSUs (each rounded down to the nearest whole RSU) and of any Redeemed Service-Based RSU Value (as defined below) shall vest on each of the first and second anniversaries of the Vesting Commencement Date; provided, that with respect to the last such installment (which, for the avoidance of doubt, will occur on the date that is the second anniversary of the Vesting Commencement Date), the number of Service-Based RSUs and the amount of Redeemed Service-Based RSU Value that vest at such time shall be such that Holder will be fully vested in the Service-Based RSUs and the Redeemed Service-Based RSU Value.

Performance-Based RSUs:	Provided that Holder has not undergone a Termination prior to the last day of the Measurement Period (as defined below), the Performance-Based RSUs and any Redeemed Performance-Based RSU Value (as defined below) shall vest based on the Company’s achievement of the cumulative Consolidated EBITDA target at the end of the Measurement Period, as determined by the Committee in its sole discretion, (A) with respect to a number of Performance-Based RSUs equal to the product (rounded down to the nearest whole RSU) of (x) the total number of Performance-Based RSUs granted hereunder multiplied by (y) the Vesting Percentage (as defined below) and (B) with respect to any Redeemed Performance-Based RSU Value an amount equal to the product of (x) the total Redeemed Performance-Based RSU Value outstanding multiplied by (y) the Vesting Percentage. For the avoidance of doubt, the Performance-Based Common RSUs and the Performance-Based Preferred RSUs shall vest in an equal proportion on the date of determination.

For purposes of this Award Agreement:

“Consolidated EBITDA” shall have the meaning ascribed to such term in that certain Term Loan Credit Agreement, dated as of December 18, 2019, among Claire’s Holdings LLC, Claire’s Stores, Inc., the Several Lenders (as defined thereunder), and JP Morgan Chase Bank, N.A., as in effect on the Date of Grant.

“Consolidated EBITDA Target” with respect to each fiscal year and with respect to the two-year period ending on the last day of the Company’s 2023 fiscal year shall be as follows, subject to adjustment by the Board in its discretion from time to time:

Fiscal Year	Consolidated EBITDA Target (in millions)
2022	$275.00
2023	$350.00

Cumulative (2022-2023)	$625.00

“Measurement Period” shall mean the period commencing on the first day of the Company’s 2022 fiscal year and ending on the last day of the Company’s 2023 fiscal year (or if earlier, on the last day of the most recent full fiscal month preceding a Change in Control for which the Company has, as of the date of the Change in Control, calculated the Consolidated EBITDA).

“Vesting Percentage” shall be determined as follows based on the Company’s achievement of the cumulative Consolidated EBITDA Target at the end of the Measurement Period, as determined by the Committee and subject to adjustment by the Committee in its sole discretion:

	Percentage Achievement of Consolidated EBITDA Target	Vesting Percentage*
Threshold	At least 90%	50%
Target	100%	100%
Maximum	110% or greater	150%

*  If the percentage achievement of Consolidated EBITDA Target is greater than 90% of the Consolidated EBITDA Target but less than 100%, or is greater than 100% of the Consolidated EBITDA Target but less than 110%, then the Vesting Percentage between such performance thresholds shall be a percentage determined based on a straight-line interpolation between such levels of achievement.

Change in Control:	Notwithstanding the foregoing, provided that Holder has not undergone a Termination, in the event of the occurrence of a Change in Control that constitutes a change in control event within the meaning of Section 409A of the Code, (i) any Service-Based RSUs and any Redeemed Service-Based RSU Value (as defined below) that have not previously vested shall vest immediately prior to such Change in Control, (ii) the Performance-Based RSUs (rounded down to the nearest whole RSU) and any Performance-Based Redeemed RSU Value (as defined below) shall vest immediately prior to such Change in Control based on the extent to which the cumulative Consolidated EBTIDA Target for the completed portion of the Measurement Period has been achieved, as determined by the Committee and subject to adjustment by the Committee in its sole discretion, and (iii) all other Performance-Based RSUs and any Redeemed Performance-Based RSU Value that remain unvested after taking into account clause (ii) above shall be automatically forfeited for no consideration upon such Change in Control.

Redemption:	Upon the redemption by the Company of Preferred Units pursuant to the terms of the Operating Agreement, a portion, as determined by the Committee in its sole discretion, of Holder’s Service-Based Preferred RSUs and Performance-Based Preferred RSUs (whether then vested or unvested) will be converted into cash amounts in accordance with Section 10(d) of the Plan (such cash amounts the “Redeemed Service-Based RSU Value” and the “Redeemed Performance-Based RSU Value,” respectively, and, collectively, the “Redeemed RSU Value”). Holder’s Service-Based Preferred RSUs and Performance-Based Preferred RSUs will be reduced by the amount of converted RSUs. Holder will no longer receive any dividends (whether in cash or Units) or dividend equivalents on converted RSUs. The Redeemed Service-Based RSU Value will be subject to the same vesting and settlement provisions as the Service-Based RSUs and the Redeemed Performance-Based RSU Value will be subject to the same vesting and settlement provisions as the Performance-Based RSUs (including the Vesting Percentage); the conversion will in no way change the time or form of payment of the RSUs being converted to cash values.

Settlement:	In respect of each vested RSU (after taking into account any accelerated vesting as provided for herein) and any vested Redeemed RSU Value, upon and only upon the earlier of (i) the occurrence of a Change in Control that constitutes a change in control event within the meaning of Section 409A of the Code and (ii) February 1, 2025 (or, if later, the date on which such RSU or Redeemed RSU Value vested), the Company shall settle (i) each vested RSU by delivering to Holder one Unit to which such vested RSU relates or a cash payment equal to the Fair Market Value of one such Unit (and, in either case, in the case of a vested RSU with respect to a Preferred Unit, a cash payment of any amount accrued on such Preferred Unit), and (ii) any vested Redeemed RSU Value by delivering a cash payment, as soon as practicable (but not more than thirty (30) days) following the applicable settlement date. The Units issued in respect of the RSUs may be evidenced in such manner as the Committee shall determine.

Termination:	In the event of Holder’s Termination prior to a Change in Control, all unvested RSUs and unvested Redeemed RSU Value shall be cancelled and forfeited as of the date of such termination for no consideration. In the event of a Termination for Cause, all RSUs and any Redeemed RSU Value, whether vested or unvested, shall be cancelled and forfeited as of the date of such termination for no consideration. In the event of a Termination for any reason other than Cause, all vested RSUs and vested Redeemed RSU Value will remain outstanding and eligible for settlement in accordance with the immediately preceding paragraph. Following any Termination, Units acquired upon settlement of any RSUs shall remain subject to Section 9 of the Plan.

Transfer Restrictions:	Holder shall not be permitted to sell, transfer, pledge, or otherwise encumber the RSUs before they vest and are settled, and any attempt to sell, transfer, pledge, or otherwise encumber the RSUs in violation of the foregoing shall be null and void. The transfer restrictions described in Section 8 of the Plan are incorporated herein by reference and made a part hereof.

General Unsecured Creditor:	Holder shall have only the rights of a general unsecured creditor of the Company until Units are issued in respect of the RSUs or cash is paid in respect of Redeemed RSU Value.

No Rights as a Member or
Unit holder:	Neither the RSUs nor this Award Agreement shall entitle Holder to any voting rights or other rights as a member or Unit holder of the Company unless and until the Units in respect of the RSUs have been issued in settlement thereof. Notwithstanding the foregoing, the RSUs granted hereunder (unvested and vested) will accrue any dividends (whether in cash or Units) or dividend equivalents declared with respect to the Units to which the RSUs relate, which dividends or dividend equivalents shall be withheld by the Company for Holder’s account (without any interest) and be paid only with respect to any vested RSUs upon the settlement of such RSUs; provided, that dividends or dividend equivalents accrued on the RSUs granted hereunder will reflect any such dividends or dividend equivalents declared with respect to the Units to which the RSUs relate as if the RSUs were granted on the Vesting Commencement Date.

Restrictive Covenant
Agreement:	As a condition of the grant of RSUs hereunder, Holder shall have executed and delivered to the Company the Restrictive Covenant Agreement attached hereto as Exhibit A (the “RCA”) simultaneously with the execution of this Award Agreement. Holder acknowledges and agrees that this Award Agreement and the RCA will be considered separate contracts, and the RCA will survive the termination of this Award Agreement for any reason.

Operating Agreement:	As a condition to the grant of RSUs hereunder, from and after the date hereof, Holder hereby agrees to be bound by the terms and provisions of the Operating Agreement (including, without limitation, Sections 10, 11, 12 and 13 of the Operating Agreement) as if Holder were an original signatory thereto. Holder shall execute such additional documents as the Company may reasonably request to effectuate the foregoing, including, if requested by the Company, Holder’s joinder to the Operating Agreement.

Additional Terms:	The RSUs, and where noted the Redeemed RSU Value, shall be subject to the following additional terms:

•  The Units issued in respect of the RSUs granted hereunder shall be registered in Holder’s name on the books of the Company during the Lock-Up Period and for such additional time as the Committee determines appropriate in its reasonable discretion. Any certificates representing the Units delivered to Holder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such units are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions as the Committee deems appropriate.

•  Holder shall be the record owner of the Units issued in respect of the RSUs until or unless such Units are repurchased or otherwise sold or transferred in accordance with the terms of the Plan, and as record owner shall generally be entitled to all rights of a Member with respect to the Units issued in respect of the RSUs.

•  Upon issuance of Units in respect of the RSUs and payment of any Redeemed RSU Value, Holder shall be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan, provided that Holder may elect, by notifying the Company in writing, to have such withholding tax obligations for the RSUs satisfied through the use of Units, such that the number of Units received upon settlement of the RSUs hereunder shall be reduced by a number of Units with an aggregate Fair Market Value on the date of settlement equal to any federal, state or local income or other taxes required by law to be withheld by the Company (as determined by the Company).

• This Award Agreement does not confer upon Holder any right to continue as an employee or service provider of the Service Recipient or any other member of the Company Group.

• This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

•  Holder understands that the RSUs and any Redeemed RSU Value are intended to be either exempt from Section 409A and 457A of the Code or compliant with the requirements of Section 409A and 457A of the Code to the greatest extent possible and the RSUs and any Redeemed RSU Value will be administered and interpreted in accordance with such intent. In no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on Holder as a result of Section 409A of the Code or any damages for failing to comply with Section 409A or 457A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

•  Holder agrees that the Company may deliver by email (at the current email address on file with the Company) all documents relating to the Plan or the RSUs and any Redeemed RSU Value (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Holder also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Holder by email (at the current email address on file with the Company) or such other reasonable manner as then determined by the Company.

•  If Holder is married on the Date of Grant and resides in a community property state, the grant of the RSUs hereunder is conditional upon, and will be effective only after, Holder’s spouse has duly executed the spousal consent on the signature page hereto or in a form acceptable to the Company, with an effective date as of the Date of Grant.

•  This Award Agreement and the Plan constitute the entire understanding and agreement of the parties hereto and supersede all prior negotiations, discussions, correspondence, communications, understandings, and agreements (whether oral or written and whether express or implied) between the Company and Holder relating to the subject matter of this Award Agreement. Without limiting the foregoing, to the extent Holder has entered into an employment or similar agreement with the Company or any of its affiliates, and the terms noted in such employment or similar agreement are inconsistent with or conflict with this Award Agreement, then the terms of this Award Agreement will supersede and be deemed to amend and modify the inconsistent or conflicting terms set forth in such employment or similar agreement.

Representations and
Warranties of
Holder:	Holder hereby represents and warrants to the Company in connection with the grant of the RSUs hereunder, and the issuance of any Units in respect of such RSUs, that:

•  [IF USING RULE 701] [Holder understands that the Units have not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to, and in reliance upon, the exemption from such registration provided by Rule 701 promulgated under the Securities Act for security issuances under compensatory benefit plans such as the Plan;]

•  [IF USING SECTION 4(a)(2)] [Holder understands that the Units have not been registered under the Securities Act, nor qualified under any state securities laws, and that it is being offered and sold pursuant to an exemption from such registration and qualification based in part upon Holder’s representations contained herein; the Units are being issued to Holder hereunder in reliance upon the exemption from such registration provided by Section 4(a)(2) of the Securities Act for transactions by an issuer not involving any public offering;

•  Holder is an “accredited investor” as such term is defined in Rule 501(a) under Regulation D of the Securities Act and has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of the investment contemplated by this Award Agreement; and Holder is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

•  Except as specifically provided herein or in the Plan, Holder has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of his, her or its Units, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

•  Holder has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company’s sale to Holder of his, her or its Units;

•  Holder is familiar with the business and operations of the Company and has been afforded an opportunity to ask such questions of the Company’s agents, accountants and other representatives concerning the Company’s proposed business, operations, financial condition, assets, liabilities and other relevant matters as he, she or it has deemed necessary or desirable in order to evaluate the merits and risks of the investment contemplated herein;]

•  Holder has been informed that the Units are restricted securities under the Securities Act and may not be resold or transferred unless the Units are first registered under the federal securities laws or unless an exemption from such registration is available; and

•  Holder is prepared to hold the Units for an indefinite period and that Holder is aware that Rule 144 as promulgated under the Securities Act, which exempts certain resales of restricted securities, is not presently available to exempt the resale of the Units from the registration requirements of the Securities Act.

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THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS AWARD AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS UNDER THIS AWARD AGREEMENT, AGREES TO BE BOUND BY THE TERMS OF BOTH THIS AWARD AGREEMENT AND THE PLAN.

CLAIRE’S HOLDINGS LLC		HOLDER

By:
	Signature	Signature

Name:	Jordana Kammerud	Print Name:

Title:	EVP and Chief Human Resources Officer	Date:

Date:

SPOUSAL CONSENT

To the extent that Holder’s spouse and Holder are domiciled in Alaska, Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington or Wisconsin, or are otherwise entitled to the benefits of the statutes of such states, Holder’s spouse indicates by the execution of this Award Agreement his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the RSUs.

Name	Signature	Date

[Signature Page to RSU Grant Notice and Agreement]

EXHIBIT A

EMPLOYEE RESTRICTIVE COVENANT AND

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is made and entered into as of                     , 2022, by and between [●] (the “Employee”) and Claire’s Stores, Inc. (the “Company”).

WHEREAS, Company and its direct and indirect parents, subsidiaries and affiliates (collectively, the “Company Group”) possess certain valuable confidential, proprietary and/or trade secret information (collectively, “Confidential Information” as further defined below) that give Company Group a competitive advantage.

WHEREAS, Company Group’s Confidential Information has been developed by the Company at considerable expense over a number of years.

WHEREAS, Company Group has developed and maintained, at substantial expense and over a considerable period of time, relationships with suppliers and others that likewise give Company Group a competitive advantage.

WHEREAS, as a result of being employed by a member of Company Group, Employee is and/or will be given access to, and will assist in, the development and maintenance of Confidential Information, and it is the parties’ intent to safeguard such Confidential Information both during and after the term of Employee’s employment with a member of Company Group.

WHEREAS, Company Group’s reputation and present and future competitive position is dependent upon the Company Group’s ability to protects its interests in such Confidential Information and relationships.

WHEREAS, as a condition to receiving an equity grant to Employee pursuant to an RSU Grant Notice and Agreement dated on or about the date hereof (the “Grant”), Employee agrees to maintain the Confidential Information.

NOW, THEREFORE, in consideration of the Grant, Company Group providing Employee access to Confidential Information and relationships as described herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Company and Employee agree as follows:

Non-Disclosure of Confidential Information. Employee agrees that he/she will not, except in the normal and proper course of his/her duties on behalf of Company Group, disclose or use, or enable anyone else to disclose or use, either during the employment term or at any time subsequent thereto, any Confidential Information without prior written approval from Company.

“Confidential Information” includes but is not limited to any type of trade secret or other information, whether in hard copy or electronic format or communicated orally, that Employee acquires through his/her employment with Company Group and that Company Group designates or treats as confidential through its policies, procedures and/or practices or that should reasonable be understood by Employee to be confidential to Company Group. Examples of Confidential Information include information regarding Company’s business affairs, business plans, strategies, products, suppliers, designs, finances, computer programs, research, customer development, planning, purchasing, finance, marketing, customer relations, personnel and other information received by Company from others which Company has an obligation to treat as confidential. Confidential Information excludes information that is known to the public generally other than through a breach of this Agreement.

Return of Company Property. Employee agrees that all documents and other materials of any kind pertaining to the business of Company Group (including Confidential Information in any format) in his/her possession at any time during his/her employment, are and shall be the property of Company Group, and that all such property, including all copies thereof and all such information contained on Employee’s computer(s), shall be surrendered by Employee to Company upon Company’s request from time to time during such employment, and with or without request upon termination of Employee’s employment.

Restriction on Unfair Competition. At all times during his/her employment by any member of Company Group, and for a period of twelve (12) months following termination of Employee’s employment for any reason, Employee, except as part of his/her duties as an employee of Company Group, shall not directly or indirectly (including as an owner, investor, lender, sole proprietor, employee, independent contractor, leased employee, consultant or otherwise) engage in a Competing Business within the Restricted Area, which Restricted Area Employee may not circumvent through remote means.

As used herein, “Competing Business” means any entity that owns or operates a specialty retail chain whose principal business is the sale of costume jewelry or accessories to girls or young women.

As used herein, “Restricted Area” means the geographic area within the United States of America or in any other country or territory where Company Group offers for sale or sells its products and/or services.

Non-Solicitation of Employees. For a period of twelve (12) months following termination of Employee’s employment for any reason, Employee shall not directly or indirectly, for himself/herself or on behalf of any other person or entity:

(a) solicit, induce or encourage any employee of Company Group to leave Company Group or to cease his or her relationship with Company Group; or

(b) hire or attempt to hire any employee of Company Group.

Inventions. Employee agrees that all Inventions, Discoveries and Improvements shall be and are the property of Company Group. Employee agrees that he/she will promptly disclose, transfer and assign to Company Group, without additional consideration, all Inventions, Discoveries and Improvements made, conceived, expressed, developed or actually or constructively reduced to practice by the Employee solely or jointly with others during the employment term, which are within or in any

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way related to the existing or contemplated scope of the business of Company Group, all of which Inventions, Discoveries and Improvements shall be deemed to have been made within the employment term if made or conceived within twelve months of the end of the employment term. For purposes of this provision, the terms “Inventions, Discoveries and Improvements” shall include all ideas, potential marketing and sales relationships, inventions, research, plans for products or services, marketing plans, computer software (including source code and object code), computer programs, original works of authorship, characters, know-how, trade secrets, information, data, developments, discoveries, improvements, modifications, technology, algorithms, and designs, whether or not subject to patent or copyright protection. Notwithstanding anything herein to the contrary, no provision of this Agreement is intended to assign any of the Employee’s rights in an Invention, Discovery or Improvement for which no equipment, supplies, facilities or Confidential Information of Company Group was used and which was developed entirely on Employee’s own time, unless the invention relates to the business of Company Group or to Company Group’s actual or demonstrably anticipated research or development, or unless the invention resulted from any work performed by the Employee for Company Group. Employee shall cooperate with Company Group to protect Company Group’s interests in Inventions, Discoveries and Improvements.

Employee, at Company Group’s expense, shall execute and file any document requested by Company Group which relates to any Inventions, Discoveries and Improvements (including applications, powers of attorney, assignments or other instruments) which Company Group deems necessary to apply for any patent, copyright or other proprietary right in any and all countries, or to convey any right, title or interest therein to any of its nominees, successors or assigns.

Enforceability. Employee understands that Company Group’s competitive position is highly dependent on the Confidential Information and Company Group’s relationship with employees and suppliers, and that any wrongful disclosure of Confidential Information or other breach of this Agreement will cause immediate and irreparable harm to Company Group for which Company Group will have no adequate remedy at law. In light of this understanding, Employee agrees that in the event he/she later believes that any provision hereof is not enforceable for any reason, Employee will not act in violation of any such provision until such time as a court of competent jurisdiction enters a final judgment with respect to enforceability. In the event Employee breaches or threatens to breach any provision hereof, Company shall be entitled to entry of an injunction prohibiting same, in addition to any other remedy or relief that may be available to Company at law or in equity. If Employee breaches any provision herein, the time periods relating to the restrictions above shall be extended for a period of time equal to that period of time during which Employee was in breach.

Severability. In the event that any part or provision of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable part or provision had not been included therein. Further, in the event that any part or provision hereof shall be declared by a court of competent jurisdiction to exceed the maximum time period or restriction such court deems reasonable and enforceable, then the parties expressly authorize the court to modify such part or provision so that it may be enforced to the maximum extent permitted by law.

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Survival. Employee and Company agree that the restrictions and obligations set forth in Paragraphs 1 through 6 above shall survive the termination of this Agreement and Employee’s employment with Company Group for any reason.

Assignability and Binding Effect. This Agreement may be assigned by Company and shall otherwise inure to the benefit of, and be binding and effective upon, Company’s successors and/or permitted assigns.

Duty to Disclose.

(a) Employee shall disclose the existence and terms of this Agreement to any subsequent potential employer or principal who competes in any way with Company Group for business or employees.

(b) No later than fourteen (14) days prior to Employee’s commencement of employment with any employer or principal who competes in any way with Company Group for business or employees, Employee shall provide written notice of same to Company, including by identifying the employer or principal for whom Employee plans to commence employment, Employee’s position or title with such employer or principal, and Employee’s anticipated duties and responsibilities in such position or title.

Notices. All communications due under this Agreement shall be in writing and shall be deemed to be delivered on the date personally served, emailed, or faxed, or if sent by certified U.S. Mail, return receipt requested, within 5 days of deposit of such mail into a U.S. Postal Service mail receptacle, addressed to Employee as indicated below, or to Company as follows:

Claire’s Stores, Inc.

Attention: General Counsel

2400 West Central Road

Hoffman Estates, IL 60192-1930

Email: Brendan.McKeough@claires.com

Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, with respect to employment of Employee and constitutes the entire agreement with respect thereto. It cannot be changed or terminated orally and may be modified only by subsequent written agreement executed by both Employee and Company.

Applicable Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The exclusive venue for any litigation between Employee and Company Group for any dispute arising out of this Agreement or relating in any way to Employee’s employment with Company Group, shall be the state or federal courts located in Cook County, Illinois, and Employee hereby consents to any such court’s exercise of personal jurisdiction over him/her for such purpose.

IN WITNESS WHEREOF, the Employee and Company have executed this Agreement as of the date set forth above.

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EMPLOYEE:	CLAIRE’S STORES, INC.

Signature:

Print Name:	By:

Address:	Its:	EVP and Chief Human Resources Officer

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